UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): June 25, 2014

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville, North Carolina 28078

(Address of principal executive offices)

(704) 892-4442
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                                  Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Lime Energy Co. (the “Company”) was held on June 25, 2014. At the annual meeting, the stockholders of the Company’s Common Stock (“Common”) and Series A Preferred Stock (“Series A”) voted on the election of five directors and six proposals.  A summary of the proposals and the voting results are as follows:

1.              To elect the five directors named in the Company’s proxy statement for a one-year term ending at our 2015 annual meeting of stockholders or until their respective successors are duly elected and qualified:

			Broker
	For	Withheld	Non Votes
Gregory T. Barnum	4,825,176	78,622	1,220,857
Christopher W. Capps	4,823,929	79,869	1,220,857
Stephen Glick	4,854,231	49,567	1,220,857
Richard P. Kiphart	4,824,547	79,251	1,220,857
C. Adam Procell	4,826,125	77,673	1,220,857

2.              To approve the issuance of common stock upon the conversion of our series B preferred stock and the exercise of our outstanding warrants issued in connection with the sale of our Series B Preferred Stock:

			Broker Non-
For	Against	Abstain	Votes
4,155,878	37,586	1,443	1,220,857

3.              To approve an amendment to our 2010 Non-Employee Directors Stock Plan to increase the maximum number of shares of common stock currently available for awards under the Plan from 71,430 shares to 250,000 shares:

			Broker Non-
For	Against	Abstain	Votes
4,780,548	122,746,	504	1,220,857

4.              To approve the 2014 Employee Stock Purchase Plan:

			Broker Non-
For	Against	Abstain	Votes
4,867,615	35,658	525	1,220,857

5.              To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year 2014:

For	Against	Abstain
6,076,286	45,035	3,334

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Dated: July 1, 2014	By:	/s/ Mary C. Brennan
Mary C. Brennan
Executive Vice President,
Chief Financial Officer & Treasurer